Exhibit 10.2
HDNET LLC
320 South Walton
Dallas, Texas 75226
December 31, 2009
DiscLive, Inc.
IMKI Ventures, Inc.
320 South Walton
Dallas, Texas 75226
Attention: Darin Divinia
Re: Amending the Sublease, dated as of February 21, 2007, by and between HDNet LLC (“Sublandlord”) and DiscLive, Inc. (“Subtenant”), covering that certain real property located at 3030 Taylor Street, Dallas, Texas (the “Property”), as previously amended by that certain Letter Agreement dated February 28, 2008 (the “Sublease”)
Dear Darin:
This letter is to confirm in writing the agreement between HDNet LLC, as Sublandlord, and DiscLive, Inc., as Subtenant, amending and revising the above-referenced Sublease. In that regard, the parties agree that effective as of December 31, 2009, the Sublease is revised as follows:
Subtenant hereby assigns all right and interest it may have in the Sublease to IMKI Ventures, Inc., a Delaware corporation (“RadicalBuy”). Subtenant is hereby released from any obligation under the Sublease and for any future obligations thereunder. Sublandlord hereby approves such release and assignment and agrees that all rights and obligations of the Sublease shall be binding upon and inure to the benefit of RadicalBuy.
The expiration of the term of the Sublease, as indicated in Paragraph 2 of the Sublease, is hereby extended to the earlier of December 31, 2010 or the prior termination of the Prime Lease (as defined in the Sublease).
Except as otherwise revised by this letter agreement, the terms of the Sublease shall continue in full force and effect.
If the foregoing accurately reflects our agreed amendment to the Sublease, please evidence your acceptance of such amendment by signing this letter in the place indicated below and returning it to the undersigned.

Sincerely,
/s/ Mark Cuban
Mark Cuban President

Accepted and agreed effective as of the
31st day of December, 2009:
DiscLive, Inc.,
a Delaware corporation

By:	/s/ Darin Divinia
Darin Divinia, President

IMKI Ventures, Inc., a Delaware corporation
By:	/s/ Darin Divinia
Darin Divinia, President